Exhibit 10.16

EXECUTION VERSION

GUARANTY

This Guaranty (this “Guaranty”), dated as of August    , 2006, is by and among FirstCity Financial Corporation, a Delaware corporation (“FirstCity”), Bidmex Holding, LLC, a Delaware limited liability company (“Buyer”), Residencial Oeste 2, S. de R.L. de C.V., a Mexican limited liability company (“Assignee”), National Union Fire Insurance Company of Pittsburgh, P.A., a Pennsylvania corporation (“National Union”), American General Life Insurance Company, a Texas corporation (“American General”) and American General Life and Accident Insurance Company, a Tennessee corporation (“AGLAIC” and, together with National Union and American General, “AIG”).  Buyer, Assignee and AIG shall be referred to herein individually, as a “Beneficiary” and, collectively as the “Beneficiaries.”

RECITALS:

A.            Contemporaneously with the execution of this Guaranty, Strategic Mexican Investment Partners, L.P., a Texas limited partnership (“SMIP”), Buyer and AIG have entered into an Interest Purchase and Sale Agreement (the “Interest Purchase Agreement”), dated as of even date herewith, by and among Buyer, the Delaware limited liability companies listed on Exhibit A attached to the Interest Purchase Agreement (each individually, a “Company,” and collectively, the “Companies”), SMIP, Cargill Financial Services International, Inc., a Delaware corporation (“Cargill” and, together with SMIP, the “Sellers”).  The Sellers and the Companies shall be collectively referred to as the “Seller Entities.”

B.            The Sellers are the sole members of the Companies and collectively own beneficially and of record 100% of the membership interests in each of the Companies, as set forth on Exhibit A attached to the Interest Purchase Agreement (collectively, the “Membership Interests”).

C.            The Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, 100% of the Membership Interests on the terms and conditions set forth in the Interest Purchase Agreement.

D.            Contemporaneously with the execution of this Agreement and the Interest Purchase Agreement, Buyer has entered into the Agreement for the Onerous Transfer of Loans and Litigious Rights, dated as of even date herewith (the “Transfer of Rights Agreement” and, together with the Interest Purchase Agreement, the “Operative Agreements”) among SMIP, Cargill, Assignee, Residencial Oeste, S. de R.L. de C.V. (“Assignor”), and AIG which provides, among other things, for the purchase by Assignee from Assignor, and the sale, assignment, and transfer by Assignor to Assignee, of an interest in certain Loans, as defined in the Transfer of Rights Agreement; and

E.             In order to induce the Buyer and AIG to enter into the Interest Purchase Agreement, in order to induce Assignee and AIG to enter into the Transfer of Rights Agreement, in connection with and as a condition to the closing of the transactions contemplated by the Operative Agreements, and because FirstCity will be an indirect beneficiary of the consummation of such transactions, FirstCity has agreed to enter into this Guaranty.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties made in this Guaranty and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

EXECUTION VERSION

1.             Guaranty.  FirstCity hereby agrees with the Beneficiaries to cause and enable SMIP to perform its obligations under the Operative Agreements, and hereby guarantees irrevocably and unconditionally to the Beneficiaries upon the terms of this Agreement that SMIP will well and faithfully perform and fulfill everything required by the Operative Agreements on its part to be performed and fulfilled, at the times and in the manner provided in the Operative Agreements, and also that the payments provided for in the Operative Agreements shall be promptly paid when due. FirstCity agrees that if for any reason whatsoever SMIP shall fail or be unable duly, punctually and fully to perform any such obligation under the Operative Agreements, FirstCity shall perform each and every such obligation, or cause each such obligation to be performed. FirstCity’s obligations shall be subject to any Beneficiary (i) obtaining judgment against SMIP, which judgment may be sought in a legal action pursuant to which both SMIP and FirstCity are co-defendants, regarding the performance of any obligation for which such Beneficiary is seeking FirstCity’s guaranty (the “Judgment”), and (ii) to the extent FirstCity was not party to the relevant lawsuit, providing FirstCity written notice of any failure of such performance obligation and the entry of the Judgment. FirstCity shall cure such default within five (5) business days after receipt of the notice and copy of the Judgment; provided, however, that if FirstCity was a co-defendant in the lawsuit pursuant to which the Judgment was obtained, FirstCity shall cure the default of SMIP immediately upon SMIP’s failure to pay such Judgment within five (5) business days of the date upon which such Judgments was obtained. In addition, FirstCity agrees to reimburse such Beneficiary on demand for any and all reasonable expenses (including reasonable fees and expenses of counsel) incurred by such party in successfully enforcing any rights under this Guaranty. In any case, FirstCity’s obligation for payment related to any failure to perform by SMIP as set forth hereunder shall be limited to the purchase price [or value in Dollars] received by SMIP under the Operative Agreements.

2.             Representations and Warranties of Guarantor.  FirstCity hereby represents and warrants to each Beneficiary as set forth below:

(a)           The execution and delivery of this Guaranty and the performance by FirstCity of its obligations hereunder have been duly and validly authorized by all necessary corporate action, and no other proceedings on the part of FirstCity are necessary to authorize the execution and delivery of this Guaranty and the performance by FirstCity of its obligations hereunder.

(b)           This Guaranty has been duly executed and delivered by FirstCity, and constitutes a valid and binding obligation of FirstCity enforceable against FirstCity in accordance with its terms.

(c)           None of the execution, delivery or performance of this Guaranty by FirstCity will (i) require any consent or approval that has not been obtained under; (ii) require notice that has not been given under; or (iii) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would violate, conflict with, breach, or constitute a default) under or result in the termination of its charter, bylaws or other constituent documents.

(d)           As of the date hereof, FirstCity has sufficient liquidity to satisfy its obligations under this Guaranty, and will maintain at least such amount of liquidity until the termination of this Guaranty as provided in Section 3 hereof.

3.             Continuing Guaranty.  This Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the payment obligations of SMIP under the Operative Documents, and shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted transferees and assigns.

EXECUTION VERSION

4.             Amendments and Waivers.

(a)           No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by FirstCity and each of the Beneficiaries, or in the case of waiver, by the party against whom the waiver is sought to be enforced.  No waiver by a party of any breach or violation of, or default under, this Guaranty shall be deemed to extend to any prior or subsequent breach, violation or default hereunder or to affect in any way any rights arising by virtue of any such prior or subsequent occurrence.  No delay or omission by any party in exercising any right, power or remedy under this Guaranty shall operate as a waiver thereof.

(b)           To the fullest extent permitted by law, except as otherwise provided herein, FirstCity waives presentment to, demand of payment from and protest to the Beneficiaries, and also  waives notice of acceptance of its guarantee and notice of protest for nonpayment.

5.             Counterparts. This Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Guaranty shall become effective when duly executed by each party hereto.

6.             Notices.  Any notice required to be given to a party shall be in writing and should be sufficiently given if delivered in person or sent by telecopy or by certified or express mail, postage prepaid, to the following addresses and addressees unless otherwise advised in writing by the relevant party:

If to FirstCity:

FirstCity Financial Corporation

6400 Imperial Drive (Delivery only)

Waco, Texas 76712

P.O. Box 8216

Waco, Texas 76714-8216

Attn:  Legal Department

Facsimile: 254-761-2953

with copy to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas  75202

Attn:  Paul H. Amiel

Facsimile: 214-200-0555

EXECUTION VERSION

If to Buyer, Assignee or AIG:

Bidmex Holding, LLC

c/o FirstCity Mexico, Inc.

6400 Imperial Drive (Delivery only)

Waco, Texas 76712

P.O. Box 8216

Waco, Texas 76714-8216

Attn:  Legal Department

Facsimile: 254-761-2953

with a copy to:

AIG Global Investment Group

599 Lexington Avenue, 25th Floor

New York, New York 10022

Attn:  Afsar Farman-Farmaian, Esq.,

General Counsel, AIG Capital Recovery Group

Facsimile: 866-729-7836

and

Goodwin Procter LLP

599 Lexington Avenue

New York, NY 10022

Attn:  Andrew Weidhaas/Alyssa Grikscheit

Facsimile:  (212) 355-3333

The parties agree that all correspondence is conclusively presumed to be received by the other parties on the date actually received as evidenced by a date and time stamp or similar notation made by each receiving party, respectively, unless the sending party has other reasonable proof of the date of receipt by each receiving party, respectively (e.g., fax transmittal confirmation, return receipt, overnight mail receipt).

7.             Governing Laws.  This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of New York, United States of America (without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction), and any dispute hereunder shall be subject to resolution solely in any court of competent jurisdiction in the States of New York.

8.             Jurisdiction and Venue; Service of Process. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such New York state court, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such New York state court, and (d) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance

EXECUTION VERSION

of such action or proceeding in any such New York state court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 6 hereof; provided, however, that nothing in this Guaranty shall affect the right of any party hereto to serve process in any other manner permitted by law.

9.             Severability. Any term or provision of this Guaranty that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Guaranty or affecting the validity or enforceability of any terms or provisions of this Guaranty in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. No party hereto shall assert, and each party shall cause its respective affiliates not to assert, that this Guaranty or any part hereof is invalid, illegal or unenforceable.

10.           No Assignment    .  This Guaranty may not be assigned by any party without the prior written consent of the other parties hereto.

11.           Amendment.  This Guaranty may be modified or amended in part or in its entirety only by the signed, written agreement of the parties.

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EXECUTION VERSION

IN WITNESS WHEREOF, the parties to this Guaranty have caused this Guaranty to be duly executed as of the day and year first above written.

GUARANTOR:

FIRSTCITY FINANCIAL CORPORATION

By:
Name:
Title:

This Guaranty is accepted as of the date first above written.

BUYER:

BIDMEX HOLDING, LLC
By: FirstCity Mexico, Inc., its manager

By:
Name:
Title:

ASSIGNEE:

RESIDENCIAL OESTE 2, S. DE R.L. DE C.V.
By: FirstCity Mexico, Inc., its manager

By:
Name:
Title:

AIG:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:	AIG Global Investment Corp.,
its investment adviser

By:
Name:
Title:

EXECUTION VERSION

AMERICAN GENERAL LIFE INSURANCE COMPANY

By:	AIG Global Investment Corp.,
its investment adviser

By:
Name:
Title:

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

By:	AIG Global Investment Corp.,
its investment adviser

By:
Name:
Title: